FIRST AMENDMENT
TO
LOAN AND SECURITY AGREEMENT
This First Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of June 13, 2018, by and between PACIFIC WESTERN BANK, a California state chartered bank (“Bank”), and CIDARA THERAPEUTICS, INC. (“Borrower”).
RECITALS
Borrower and Bank are parties to that certain Loan and Security Agreement dated as of October 3, 2016 (as amended from time to time, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.
NOW, THEREFORE, the parties agree as follows:

1)	Section 6.7(b) of the Agreement is hereby amended and restated, as follows:
(b)        Subsequent Covenant/Milestone. Upon Borrower’s achievement of the Milestone Covenant, Borrower and Bank will mutually agree on a financial covenant and/or milestone for fiscal year 2019, and all subsequent fiscal years, to be included as an affirmative covenant herein, which shall be based on the projections delivered by Borrower to Bank in accordance with Section 6.2(iii) hereof and memorialized in an amendment to this Agreement that Borrower hereby agrees to execute on or prior to the date that is 30 days after Borrower’s achievement of the Milestone Covenant.

2)	The following defined term in Exhibit A to the Agreement is hereby amended and restated, as follows:
“Milestone Covenant” means Bank’s receipt of evidence, satisfactory to Bank in its sole discretion, on or prior to July 31, 2019, that Borrower has received Positive Phase 2 Part B Data from its STRIVE Phase 2 clinical trial of rezafungin (formerly the ‘CD101 IV Program’).

3)	The following defined term is hereby added in Exhibit A to the Agreement, as follows:
“Positive Phase 2 Part B Data” means data that provides the basis for Borrower’s Board of Directors to continue the applicable program in Phase 3 clinical trials.

4)	The defined term “Positive Phase 2 Data” and its corresponding definition in Exhibit A to the Agreement is hereby deleted in its entirety.

5)
Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

6)	Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment.

7)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

8)	As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

a)	this Amendment, duly executed by Borrower;

b)
payment of all Bank Expenses, including Bank’s reasonable expenses for the documentation of this Amendment, and any UCC, good standing and intellectual property search or filing fees, which may be debited from any of Borrower’s accounts with Bank; and

c)	such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

CIDARA THERAPEUTICS, INC.		PACIFIC WESTERN BANK
By:	/s/ Matt Onaitis	By:	/s/ Lisa Foussianes
Name:	Matt Onaitis	Name:	Lisa Foussianes
Title:	CFO and General Counsel	Title:	Senior Vice President

[Signature Page to First Amendment to Loan and Security Agreement]